Exhibit 99.1

Media Inquiries:                                Investor Inquiries:
Alex Alias                                    Michael McCarthy
669-242-8034                                    919-425-8330
alalias@avaya.com                                 mikemccarthy@avaya.com

Avaya Reports Third Quarter Fiscal 2020 Financial Results

GAAP Revenues of $721 million represented year-over-year growth
Revenue from Software and Services was 89%, a new record; Recurring revenue was 64%
Cloud, Alliance Partner & Subscription revenue increased from 23% to 30% of revenue
Booked ~$130 million of Avaya OneCloud Subscription Total Contract Value (TCV)

Santa Clara, Calif., - August 10, 2020 - Avaya Holdings Corp. (NYSE: AVYA) today reported financial results for the third quarter ended June 30, 2020.

Third Quarter Financial Highlights

•	Revenues of $721 million

•	GAAP Operating income was $53 million; Non-GAAP Operating income was $164 million

•	Net income was $9 million

•	Adjusted EBITDA was $187 million, 25.9% of revenue

•	104 deals signed with a TCV of over $1 million, 7 deals over $10 million TCV

•	Ending cash and cash equivalents were $742 million

Jim Chirico, President and CEO of Avaya stated, “We delivered strong quarterly results exceeding our guidance across all metrics. The company grew sequentially and year over year, which marks a major milestone for Avaya. Software and services as a percent of revenue was 89% - beating the record set this past March; recurring revenue was 64%, up 5 points year-over-year; and our CAPS revenue increased to 30% from 23% in the prior quarter. The strength in our business is a direct result of executing on the deliberate strategy we laid out over two years ago.”
Mr. Chirico added, “Response to our Subscription offering continues to be strong, with just over $200 million of TCV having been booked since its launch back in Q1. This offering differentiates Avaya within the enterprise segment and answers a very clear demand from our customers for flexibility, access to our latest innovations and to provide a seamless path to move to the cloud at a time and pace they choose.”

Financial Results for the Third Quarter

	GAAP			Non-GAAP (1)
(In millions, except percentages)	3Q20	2Q20	3Q19	3Q20	2Q20	3Q19
Revenue	$721	$682	$717	$722	$683	$720
Gross margin	55.1%	54.4%	54.4%	61.1%	61.1%	60.8%
Operating income (loss)	$53	$(597)	$(613)	$164	$125	$145
Net income (loss)	$9	$(672)	$(633)	n/a	n/a	n/a

	3Q20	2Q20	3Q19
Adjusted EBITDA(1)	$187	$149	$167
Adjusted EBITDA margin(1)	25.9%	21.8%	23.2%
Cash provided by operations	$45	$20	$52
Cash and cash equivalents	$742	$553	$729
Additional Key Performance Highlights

•	Total Contract Value (TCV) of $2.2B*

•	Added approximately 900 new logos

•	Large deal activity with 104 deals over $1 million, 14 over $5 million, and 7 over $10 million

•	Avaya Cloud Office launched in Australia, Canada & the UK; enhanced with automated migration tools

•	Enhanced CCaaS offer with addition of digital channels

•	Avaya OneCloud Subscription TCV increased ~$130 million during the June quarter

(1) Non-GAAP revenue, Non-GAAP gross margin, Non-GAAP operating margin, Non-GAAP operating income, adjusted EBITDA, and constant currency are not measures calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Adjusted EBITDA margin is calculated based on non-GAAP Revenue. Refer to the "Use of non-GAAP (Adjusted) Financial Measures" below for more information on the calculation of constant currency. Refer to the Supplemental Financial Information accompanying this press release for more information, including a reconciliation of these measures to the most closely comparable measure calculated in accordance with GAAP. Unless otherwise noted, all references in this release to revenue are to GAAP revenue.

* We define TCV as the value of all active ratable contracts that have not been recognized as revenue, including both billed and unbilled backlog.

Customer Highlights

•
A large US-based retailer signed a new three-year Avaya OneCloud Subscription agreement to fully modernize their Avaya infrastructure which supports 75,000 Unified Communication users and 25,000 Contact Center agents.

•
Vodafone, a long time Avaya customer, signed a new five-year Avaya OneCloud Subscription agreement to address their immediate collaboration and communications challenges responding to COVID-19, as well as to support their long term strategy to modernize their agent and customer experience. By upgrading its communications infrastructure with Avaya OneCloud Subscription to support 4,600 agents, this flexible model is ideal to support Vodafone’s digital transformation journey at a time when work from anywhere requirements have become a priority. Leveraging Avaya solutions, Vodafone has stated that its customer service team in the UK was running at full capability despite the pandemic, to serve the consumers and businesses who rely on them.

•
A leading European financial services company is leveraging our Avaya OneCloud Subscription offering to replace their UC and contact center systems. This customer needed to facilitate an enterprise wide systems transformation and wanted the flexibility, access to innovation like Spaces on demand, and the ability to integrate new digital applications that an opex model provides.

•	Closed the first seven-figured TCV deal for Avaya Cloud Office with a government customer based in the United Kingdom.

•
Waldorf Woodlands, a leading family of not-for-profit schools in Kenya that operates from two campus locations, is using Avaya Spaces to provide an immersive virtual learning experience. They are leveraging our cloud-based capability to integrate chat, voice, video, online meetings, content sharing and more, to deliver structured learning to their students through interactive virtual classes.

•
CTIntegrations adopted Avaya OneCloud CPaaS technology for their flagship product, CT Suite, a user-friendly agent desktop and multimodal contact center. APIs from Avaya’s CPaaS portfolio enable CT Suite to smoothly deliver proactive SMS messaging to mobile callers so their agents can provide faster service during peak demand periods.

•
Cincinnati Bell is implementing a new Avaya OneCloud CCaaS solution to support nearly 300 agents working remotely. They required a stable and reliable public cloud solution that could be deployed quickly and cost effectively to extend the capabilities of their existing Avaya contact center.

Business Highlights

•
IBM presented Avaya with the 2020 IBM Award for Hybrid Cloud Excellence in recognition for outstanding performance in providing enterprise organizations with a fast, convenient and automated path to a cloud communications solution using Avaya OneCloud ReadyNow.

•
Entry into a new partnership with NVIDIA, a leading graphics processor unit (GPU) design company that has helped to not only redefine modern computer graphics but more recently modern AI capabilities through GPU-enabled deep learning, has enabled Avaya to increase the impact and value of visual, audible and collaborative experiences through our Spaces offering.

•
Aragon Research included Avaya in their Aragon Research Globe for Intelligent Contact Center for 2020, recognizing that Avaya is at the forefront of applying emerging artificial intelligence technologies. In doing so, Aragon highlighted the depth and breadth of Avaya’s capabilities, which are both native and the result of strategic partnerships such as Google Contact Center AI, designed to enhance a customer’s experience and to help anticipate future customer needs.

•
Frost & Sullivan recognized Avaya with their 2020 North American Growth Innovation Leadership Frost Radar Award for innovative workforce engagement management solutions deployed across its contact center portfolio.

Financial Outlook - 4Q Fiscal 2020 - unless otherwise noted, values reflect June 30th, 2020 FX rates.

•	GAAP revenue of $719 million to $739 million; Non-GAAP revenue of $720 million to $740 million

•	GAAP operating income of $51 million to $71 million; GAAP operating margin of ~7% to 10%

•	Non-GAAP operating income of $146 million to $166 million; non-GAAP operating margin of ~20% to 22%

•	Adjusted EBITDA of $170 million to $190 million; Adjusted EBITDA margin of ~24% to 26%
Financial Outlook - Fiscal Year 2020 - unless otherwise noted, values reflect June 30th, 2020 FX rates.

•	GAAP revenue of $2.84 billion to $2.86 billion; Non-GAAP revenue of $2.84 billion to $2.86 billion

•	GAAP operating loss of $478 million to $458 million; GAAP operating margin of ~(17)% to (16)%

•	Non-GAAP operating income of $585 million to $605 million; non-GAAP operating margin of ~21%

•	Cash flow from operations is expected to be ~4% of full year GAAP revenue

•	Adjusted EBITDA of $680 million to $700 million; Adjusted EBITDA margin of ~24%

•	Weighted shares outstanding are expected to be ~93 million and total shares outstanding are expected to be ~83 million

The company has not quantitatively reconciled its guidance for adjusted EBITDA to its most comparable GAAP measure because certain of the reconciling items that impact adjusted EBITDA, including, provision for income taxes, restructuring charges, net of sublease income, advisory fees, acquisition-related costs, change in fair value of warrants and gain (loss) on marketable securities affecting the period, have not occurred, are out of the company’s control, or cannot be reasonably predicted. Accordingly, reconciliations to the nearest GAAP financial measures are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the company’s results.

Conference Call and Webcast
Avaya will host a live webcast and conference call to discuss its financial results at 8:30 AM Eastern Time on August 10, 2020. To access the live conference call by phone, listeners should dial +1-877-858-7671 in the U.S. or Canada and +1-201-389-0939 for international callers. To join the live webcast, listeners should access the investor page of Avaya's website at https://investors.avaya.com.

Following the live webcast, a replay will be available on the investor page of Avaya's website for a period of one year. A replay of the conference call will be available for one week soon after the call by phone by dialing +1-877-660-6853 in the U.S. or Canada and +1-201-612-7415 for international callers, using the conference access code: 13705768.
About Avaya
Businesses are built on the experiences they provide, and every day millions of those experiences are built by Avaya (NYSE: AVYA). For over one hundred years, we’ve enabled organizations around the globe to win - by creating intelligent communications experiences for customers and employees. Avaya builds open, converged and innovative solutions to enhance and simplify communications and collaboration - in the cloud, on-premise or a hybrid of both. To grow your business, we’re committed to innovation, partnership, and a relentless focus on what’s next. We’re the technology company you trust to help you deliver Experiences that Matter. Visit us at www.avaya.com.

Cautionary Note Regarding Forward-Looking Statements
This release contains certain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could,“ "estimate," "expect," "intend," "may," "might," “our vision,” "plan," "potential," "preliminary," "predict," "should,“ "will," or “would” or the negative thereof or other variations thereof or comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. These statements, including the Company’s outlook, do not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments or other strategic transactions completed after the date hereof. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. Risks and uncertainties that may cause these forward-looking statements to be inaccurate include, among others, the duration, severity and impact of the coronavirus pandemic (“COVID-19”), as well as governmental and business responses to COVID-19, and the impact the pandemic and such responses have on our business, financial performance, liquidity and other factors discussed in the Company's Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”). These risks and uncertainties may cause the Company’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company cautions you that the list of important factors included in the Company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Avaya Holdings Corp.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share amounts)

	Three months ended June 30,		Nine months ended June 30,
	2020	2019	2020	2019
REVENUE
Products	$261	$297	$804	$908
Services	460	420	1,314	1,256
	721	717	2,118	2,164
COSTS
Products:
Costs	103	109	299	329
Amortization of technology intangible assets	43	43	130	130
Services	178	175	527	522
	324	327	956	981
GROSS PROFIT	397	390	1,162	1,183
OPERATING EXPENSES
Selling, general and administrative	232	253	763	761
Research and development	52	49	155	154
Amortization of intangible assets	40	41	122	122
Impairment charges	—	659	624	659
Restructuring charges, net	20	1	27	12
	344	1,003	1,691	1,708
OPERATING INCOME (LOSS)	53	(613)	(529)	(525)
Interest expense	(51)	(59)	(162)	(177)
Other income, net	27	12	56	35
INCOME (LOSS) BEFORE INCOME TAXES	29	(660)	(635)	(667)
(Provision for) benefit from income taxes	(20)	27	(82)	30
NET INCOME (LOSS)	$9	$(633)	$(717)	$(637)
EARNINGS (LOSS) PER SHARE
Basic	$0.08	$(5.70)	$(7.61)	$(5.75)
Diluted	$0.08	$(5.70)	$(7.61)	$(5.75)
Weighted average shares outstanding
Basic	83.1	111.0	95.1	110.7
Diluted	83.3	111.0	95.1	110.7

Avaya Holdings Corp.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except per share and shares amounts)

	June 30, 2020	September 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$742	$752
Accounts receivable, net	260	314
Inventory	56	63
Contract assets	276	187
Contract costs	124	114
Other current assets	111	115
TOTAL CURRENT ASSETS	1,569	1,545
Property, plant and equipment, net	256	255
Deferred income taxes, net	27	35
Intangible assets, net	2,637	2,891
Goodwill, net	1,477	2,103
Operating lease right-of-use assets	167	—
Other assets	135	121
TOTAL ASSETS	$6,268	$6,950
LIABILITIES
Current liabilities:
Debt maturing within one year	$50	$29
Accounts payable	250	291
Payroll and benefit obligations	166	116
Contract liabilities	514	472
Operating lease liabilities	49	—
Business restructuring reserve	23	33
Other current liabilities	192	158
TOTAL CURRENT LIABILITIES	1,244	1,099
Non-current liabilities:
Long-term debt, net of current portion	2,888	3,090
Pension obligations	734	759
Other post-retirement obligations	194	200
Deferred income taxes, net	55	72
Contract liabilities	336	78
Operating lease liabilities	135	—
Business restructuring reserve	28	36
Other liabilities	315	316
TOTAL NON-CURRENT LIABILITIES	4,685	4,551
TOTAL LIABILITIES	5,929	5,650
Commitments and contingencies
Preferred stock, $0.01 par value; 55,000,000 shares authorized at June 30, 2020 and September 30, 2019
Convertible Series A, 125,000 shares issued and outstanding at June 30, 2020 and no shares issued and outstanding at September 30, 2019	128	—
STOCKHOLDERS' EQUITY
Common stock, $0.01 par value; 550,000,000 shares authorized; 82,864,260 shares issued and outstanding at June 30, 2020; and 111,046,085 shares issued and 111,033,405 shares outstanding at September 30, 2019	1	1
Additional paid-in capital	1,441	1,761
Accumulated deficit	(1,006)	(289)
Accumulated other comprehensive loss	(225)	(173)
TOTAL STOCKHOLDERS' EQUITY	211	1,300
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,268	$6,950

Avaya Holdings Corp.
Condensed Statements of Cash Flows
(Unaudited; in millions)

	Nine months ended June 30,
	2020	2019
Net cash provided by (used for):
Operating activities	77	$175
Investing activities	340	(95)
Financing activities	(425)	(51)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(2)	1
Net (decrease) increase in cash, cash equivalents, and restricted cash	(10)	30
Cash, cash equivalents, and restricted cash at beginning of period	756	704
Cash, cash equivalents, and restricted cash at end of period	$746	$734

Use of non-GAAP (Adjusted) Financial Measures
The information furnished in this release includes non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”), including financial measures labeled as “non-GAAP” or “adjusted.”
EBITDA is defined as net income (loss) before income taxes, interest expense, interest income and depreciation and amortization. Adjusted EBITDA is EBITDA further adjusted to exclude certain charges and other adjustments described in our SEC filings and the tables below.
We believe that including supplementary information concerning adjusted EBITDA is appropriate because it serves as a basis for determining management and employee compensation and it is used as a basis for calculating covenants in our credit agreements. In addition, we believe adjusted EBITDA provides more comparability between our historical results and results that reflect purchase accounting and our current capital structure. We also present adjusted EBITDA because we believe analysts and investors utilize these measures in analyzing our results. Adjusted EBITDA measures our financial performance based on operational factors that management can impact in the short-term, such as our pricing strategies, volume, costs and expenses of the organization, and it presents our financial performance in a way that can be more easily compared to prior quarters or fiscal years.
EBITDA and adjusted EBITDA have limitations as analytical tools. EBITDA measures do not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. Adjusted EBITDA excludes the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations but that still affect our net income. In particular, our formulation of adjusted EBITDA allows adjustment for certain amounts that are included in calculating net income (loss), however, these are expenses that may recur, may vary and are difficult to predict. In addition, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation.
We also present the measures non-GAAP revenue, non-GAAP gross margin, non-GAAP operating income and non-GAAP operating margin as a supplement to our unaudited condensed consolidated financial statements presented in accordance with GAAP. We believe these non-GAAP measures are the most meaningful for period to period comparisons because they exclude the impact of the earnings and charges noted in the applicable tables below that resulted from matters that we consider not to be indicative of our ongoing operations.
The company presents constant currency information to provide a framework to assess how the company’s underlying businesses performance excluding the effect of foreign currency rate fluctuations. To present this information for current and comparative prior period results for entities reporting in currencies other than U.S. dollars, the amounts are converted into U.S. dollars at the exchange rate in effect on the last day of the company’s prior fiscal year (i.e. September 30, 2019).

In addition, we present the liquidity measure of free cash flow. Free cash flow is calculated by subtracting capital expenditures from Net cash provided by operating activities. We believe free cash flow is commonly used by analysts and investors to compare the cash flow and liquidity of companies in the same industry.
The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from the non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP.
We do not provide a forward-looking reconciliation of expected next quarter non-GAAP revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin or adjusted EBITDA guidance as the amount and significance of special items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful.
The following tables reconcile historical GAAP measures to non-GAAP measures.

Supplemental Schedules

Avaya Holdings Corp.
Reconciliation of Non-GAAP Adjusted EBITDA
(Unaudited; in millions)

	Three months ended June 30,		Nine months ended June 30,
	2020	2019	2020	2019
Net Income (loss)	$9	$(633)	$(717)	$(637)
Interest expense	51	59	162	177
Interest income	(1)	(4)	(6)	(11)
Provision for (benefit from) income taxes	20	(27)	82	(30)
Depreciation and amortization	107	110	319	335
EBITDA	186	(495)	(160)	(166)
Impact of fresh start accounting adjustments	1	(2)	—	7
Restructuring charges	14	1	18	12
Advisory fees	—	1	40	3
Acquisition-related costs	—	1	—	8
Share-based compensation	7	8	21	19
Impairment charges	—	659	624	659
Change in fair value of Emergence Date Warrants	3	(7)	—	(28)
Loss on foreign currency transactions	5	1	16	8
Gain on investments in equity and debt securities, net	(29)	—	(49)	—
Adjusted EBITDA	$187	$167	$510	$522

Avaya Holdings Corp.
Reconciliation of Non-GAAP Revenue
(Unaudited; in millions)

	Three Months Ended				Change			Three Months Ended
	June 30, 2020	Adj. for Fresh Start Accounting	Non-GAAP June 30, 2020	June 30, 2019 (4)	Amount	Pct.	Pct. in constant currency*	Mar. 31, 2020 (1)	Dec. 31, 2019 (2)	Sept. 30, 2019 (3)
Revenue by Segment
Products & Solutions	262	$—	$262	298	$(36)	(12)%	(12)%	$245	$298	$315
Services	460	—	460	422	38	9%	11%	438	419	411
Unallocated amounts	(1)	1	—	—	—	n/a	n/a	—	—	—
Total revenue	721	$1	$722	720	$2	—%	—%	$683	$717	$726

Revenue by Geography
U.S.	415	$—	$415	394	$21	5%	5%	$385	$395	$393
International:
EMEA	178	—	178	183	(5)	(3)%	(2)%	172	187	184
APAC - Asia Pacific	75	1	76	85	(9)	(11)%	(9)%	70	77	86
Americas International	53	—	53	58	(5)	(9)%	(3)%	56	58	63
Total International	306	1	307	326	(19)	(6)%	(4)%	298	322	333
Total revenue	721	$1	$722	720	$2	—%	1%	$683	$717	$726

* Constant Currency is a non-GAAP financial measure, as noted in "Use of non-GAAP (Adjusted) Financial Measures" above.
(1) - (4) Reconciliation of Non-GAAP measures above:
	(1) Q220 Non-GAAP Results			(2) Q120 Non-GAAP Results
	Three Months Ended			Three Months Ended
	Mar. 31, 2020	Adj. for Fresh Start Accounting	Non-GAAP Mar. 31, 2020	Dec. 31, 2019	Adj. for Fresh Start Accounting	Non-GAAP Dec. 31, 2019
Revenue by Segment
Products & Solutions	$245	$—	$245	$298	—	$298
Services	438	—	438	419	—	419
Unallocated amounts	(1)	1	—	(2)	2	—
Total revenue	$682	$1	$683	$715	$2	$717

Revenue by Geography
U.S.	$384	$1	$385	$394	$1	$395
International:
EMEA	172	—	172	186	1	187
APAC - Asia Pacific	70	—	70	77	—	77
Americas International	56	—	56	58	—	58
Total International	298	—	298	321	1	322
Total revenue	$682	$1	$683	$715	$2	$717

	(3) Q419 Non-GAAP Results			(4) Q319 Non-GAAP Results
	Three Months Ended			Three Months Ended
	Sept. 30, 2019	Adj. for Fresh Start Accounting	Non-GAAP Sept. 30, 2019	June 30, 2019	Adj. for Fresh Start Accounting	Non-GAAP June 30, 2019
Revenue by Segment
Products & Solutions	$315	$—	$315	$298	$—	$298
Services	411	—	411	422	—	422
Unallocated amounts	(3)	3	—	(3)	3	—
Total revenue	$723	$3	$726	$717	$3	$720

Revenue by Geography
U.S.	$392	$1	$393	$392	$2	$394
International:
EMEA	183	1	184	183	—	183
APAC - Asia Pacific	85	1	86	85	—	85
Americas International	63	—	63	57	1	58
Total International	331	2	333	325	1	326
Total revenue	$723	$3	$726	$717	$3	$720

Avaya Holdings Corp.
Reconciliation of Non-GAAP Gross Margin and Operating Income
(Unaudited; in millions)

	Three Months Ended
	June 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin
Gross Profit	$397	$371	$394	$392	$390
Items excluded:
Amortization of technology intangible assets	43	44	43	44	43
Adj. for fresh start accounting	1	2	3	4	5
Non-GAAP Gross Profit	$441	$417	$440	$440	$438
GAAP Gross Margin	55.1%	54.4%	55.1%	54.2%	54.4%
Non-GAAP Gross Margin	61.1%	61.1%	61.4%	60.6%	60.8%

Reconciliation of Non-GAAP Operating Income
Operating Income (Loss)	$53	$(597)	$15	$52	$(613)
Items excluded:
Adj. for fresh start accounting	1	—	4	4	4
Amortization of intangible assets	83	85	84	84	84
Restructuring charges, net	20	4	3	10	1
Advisory fees	—	1	39	8	1
Acquisition-related costs	—	—	—	1	1
Share-based compensation	7	8	6	6	8
Impairment charges	—	624	—	—	659
Non-GAAP Operating Income	$164	$125	$151	$165	$145
GAAP Operating Margin	7.4%	(87.5)%	2.1%	7.2%	(85.5)%
Non-GAAP Operating Margin	22.7%	18.3%	21.1%	22.7%	20.1%

Avaya Holdings Corp.
Reconciliation of Non-GAAP Gross Profit and Gross Margin by Portfolio
(Unaudited; in millions)

	Three Months Ended
	June 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Products
Revenue	$261	$245	$298	$314	$297
Costs	103	92	104	113	109
Amortization of technology intangible assets	43	44	43	44	43
GAAP Gross Profit	115	109	151	157	145
Items excluded:
Amortization of technology intangible assets	43	44	43	44	43
Adj. for fresh start accounting	1	1	—	2	2
Non-GAAP Gross Profit	$159	$154	$194	$203	$190
GAAP Gross Margin	44.1%	44.5%	50.7%	50.0%	48.8%
Non-GAAP Gross Margin	60.7%	62.9%	65.1%	64.4%	63.8%

Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Services
Revenue	$460	$437	$417	$409	$420
Costs	178	175	174	174	175
GAAP Gross Profit	282	262	243	235	245
Items excluded:
Adj. for fresh start accounting	—	1	3	2	3
Non-GAAP Gross Profit	$282	$263	$246	$237	$248
GAAP Gross Margin	61.3%	60.0%	58.3%	57.5%	58.3%
Non-GAAP Gross Margin	61.3%	60.0%	58.7%	57.7%	58.8%

Avaya Holdings Corp.
Free Cash Flow
(Unaudited; in millions)

	Three Months Ended
	June 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019
Net cash provided by operating activities	$45	$20	$12	$66	$52
Less:
Capital expenditures	24	22	26	29	37
Free cash flow	$21	$(2)	$(14)	$37	$15

Source: Avaya Newsroom

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